EXHIBIT 23.1


                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Regis-tration Statement on Form S-8, pertaining to The Ames Group Union Retirement Savings & Investment Plan, of our report dated Novem-ber 17, 1997 with respect to the consolidated financial state-ments and schedule of U.S. Industries, Inc. included in its Annual Report on Form 10-K for the year ended September 27, 1997, filed with the Securities and Exchange Commission.


                                   ERNST & YOUNG LLP




New York, New York
December   , 1997